                                                                    Exhibit 3.14

ARTICLES OF INCORPORATION                               UNITED STATES OF AMERICA

OF                                                      STATE OF LOUISIANA

WINNER'S CHOICE TRUCK STOP, INC.                        PARISH OF CALCASIEU

     BE IT KNOWN, that on this 10th day of May, 1993, before me, the undersigned authority, a Notary Public, duly commissioned and qualified, in and for the State and Parish aforesaid, therein residing, and in the presence of the witnesses hereinafter named and undersigned, personally came and appeared the persons whose names are hereunto subscribed, who declared that, availing themselves of the benefits and provisions of the Constitution and Laws of Louisiana, and particularly R. S. 12:1 to 178, they do, by these presents, contract, agree, bind and obligate themselves to form, organize and constitute themselves, as well as their successors, into a business corporation, for the objects and purposes and under the conditions, covenants, stipulations and agreements of the articles following, to-wit:

                                   ARTICLE I.

     The name and title of this corporation shall be WINNER'S CHOICE TRUCK STOP, INC., and under and by said name, unless sooner dissolved in accordance with law, it shall exist and continue, and shall have and enjoy corporate existence and succession in perpetuity, or such maximum period as may be authorized by the Laws of Louisiana, during which time it shall have and possess all the powers, rights, and privileges which corporations are and may hereafter be authorized to have and possess under the Constitution and Laws of Louisiana.

                                   ARTICLE II.

     The objects and purposes for which this corporation is formed and the nature of the business to be carried on by it are hereby declared to be as follows:

     To operate a TRUCK STOP business, including, but not limited to, the sale of fuel and other oil by-products for motor vehicles, including tractor-trailer rigs, operation of a convenience store, restaurant, cafe, and/or amusement rooms, the sale of alcoholic beverages, and to enter into any lawful business activity for which corporations may be formed under the Business Corporation Laws of the State of Louisiana.

     The foregoing shall be construed both as objects and powers but the enumeration thereof shall not be held to limit or restrict in any manner the powers and privileges conferred on this corporation by the Constitution and Laws of Louisiana.

                                  ARTICLE III.

     The total authorized capital stock of this corporation shall be ONE THOUSAND (1,000) Shares of common stock having no par value. Shareholders shall have preemptive rights. The transfer of stock of this corporation shall be made only in the book of the corporation by the stockholders, in person or by proxy, and under such rules and regulations as the Board of Directors may in accordance with law prescribe from time to time.

                                  ARTICLE IV.

     The amount of paid in capital with which this corporation may begin business in hereby fixed at ONE THOUSAND ($1,000.00) DOLLARS which has been duly paid.

                                   ARTICLE V.

     The business and affairs of this corporation shall be managed, and all the corporate powers thereof shall be vested in and exercised by a board of not less than one (1) nor more than five (5) directors. The number of directors may be increased or decreased within the said limits by a majority vote of the directors.

     The Board of Directors shall have authority to make and alter bylaws, fix their own qualifications, classifications or terms of office and fix or increase their compensation, subject to the power of the shareholders to change or repeal the bylaws so made.

     The Board of Directors shall have power and authority with respect to capital, surplus and dividends, including allocation, increases, reduction, utilization, distribution, and payment, as is permitted and provided by R. S. 12:61, 61 and 63 or other applicable law.

     The Board of Directors shall have full authority to exercise other powers and to perform such other lawful activities in which the corporation and/or its shareholders may engage, unless prohibited from doing so by law or this corporation's charter or bylaws.

     Until otherwise provided in the bylaws any director absent from a meeting may be represented by any other director or shareholder, who may cast the vote of the absent director according to his or her written instructions, general or special.

     The general annual meeting of the shareholders for the election of directors shall be held at the registered office of the Corporation, and shall take place on the first Monday of May of each year, beginning with year 1993.

     Upon the written request of shareholders holding sixty (60%) percent of this corporation's issued and outstanding voting stock, any director may be replaced, even though his term of office may not have expired.

                                  ARTICLE VI.

     The names and addresses of the incorporators are as follows:

     ANTHONY J. PALERMO, SR. JOSEPH PALERMO, JR.
     2701 Maplewood Dr.      2701 Maplewood Dr.
     Sulphur, LA 70663       Sulphur, LA 70663

     JAMES P. KOEHLER
     P. O. Box 15
     Aberdeen, SD 57402-0015

     The name and address of the registered agent for service of process are as follows:

     DENNIS R. SUMPTER
     1003 S. Huntington
     Sulphur, LA 70663

                                  ARTICLE VII.

     The incorporators, officers and directors of this corporation claim the benefits of limitation of liability of the provisions of LSA-R.S. 12:24C (1968, as amended 1987) to the fullest extent allowed by law as fully and completely as though said provisions were recited herein in full.

                                 ARTICLE VIII.

     Section 1. No stock in this corporation shall be transferred to any person not already a shareholder of this corporation unless the stock shall have been first offered for sale to the corporation, and, if the corporation shall fail or refuse to accept this offer, to each of the other stockholders of this corporation. The offeree shall have an option to purchase the stock to be transferred at the following price: At the same price and on the same terms and conditions as the offeror shall have been offered by a third person at arm's length, acting in good faith. The offer shall be in writing and shall set forth the price and terms on which the stock is offered. It shall be sent by registered mail to the President and Secretary of the Corporation and to each stockholder at the address listed on the corporation books. The right to transfer stock shall not exist until the corporation and all existing stockholders either refuse in writing the offer so made, or waive the requirement of an offer in writing, or until they fail for a period of thirty (30) days after receipt of the written offer to accept it by compliance with the terms therein set forth. Regulations as to the formalities and procedures to be followed in effecting the transfer may be prescribed in the bylaws of the corporation.

     Section 2. Should the corporation be unable or unwilling for any reason to exercise its option as granted above, the option may be exercised by such stockholders as desire to exercise it, in the proportions in which these stockholders hold stock in the corporation.

     Section 3. After the expiration of the option period, no transfer at a price less than has been offered to the corporation and the other stockholders, or on terms or conditions varying from those stated in the letter notifying the corporation and the stockholders of a proposal to transfer, shall be valid until the right shall have been offered to the corporation and the stockholders to purchase the stock proposed to be transferred at the precise price and on the precise terms and conditions which were offered to or by the stockholder who proposes to transfer his stock.

     Section 4. The stockholders in this corporation may make arrangements, either in bylaws or by a shareholder agreement, among themselves relative to the purchase, among themselves, of the stock of this corporation in the event of the death, divorce, judicial separation, insanity, retirement, or disability of any stockholder, or in the event of a transfer of his stock by donation to the stockholder's spouse and linear descendants. A copy of any such agreement shall be filed with the Secretary or Secretary-Treasurer of this corporation, and the provisions of any such agreement shall be binding upon the persons who are parties to it and their respective heirs, administrators, legatees, executors, and assigns.

     Section 5. Except as to a transfer on death or a gift of the stock of a stockholder to his spouse or linear descendants

(which shall be controlled, if at all, by the bylaws of a shareholder agreement), no sale, mortgage, pledge, conveyance, transfer, seizure, donation, sale under legal process or attachment or by virtue of any pledge or hypothecation, and no other disposal of stock of any nature whatsoever shall have any effect as related to the corporation or its stockholders, nor shall it be valid in any fashion until the option period above shall have expired.

     Section 6. The corporation may waive its option to purchase by majority
     ---------
vote of the Board of Directors. Any shareholder may waive the option to purchase prior to or at the time of any specific offer of stock, or for any and all offers, by executing a written waiver in form specified by and acceptable to the Corporation.

     THUS DONE AND PASSED in my office in Sulphur, Calcasieu Parish, Louisiana, on the 10th day of May, 1993, in the presence of [Illegible] and [Illegible] competent witnesses, who hereunto sign their names with the said Appearers and me, Notary, after due reading of the whole.

WITNESSES:


/s/ Illegible                     /s/ Anthony J. Palermo, Sr.
----------------------            ---------------------------
                                  ANTHONY J. PALERMO, SR.


/s/ Illegible
----------------------


                           /s/ Illegible
                           ---------------------------
                                  NOTARY PUBLIC

     THUS DONE AND PASSED in my office in Sulphur, Calcasieu Parish, Louisiana, on the 10th day of May, 1993, in the presence of [Illegible] and [Illegible], competent witnesses, who hereunto sign their names with the said Appearers and me, Notary, after due reading of the whole.

WITNESSES:


/s/ Illegible                     /s/ Joseph R. Palermo, Jr.
----------------------            ---------------------------
                                  JOSEPH R. PALERMO, JR.


/s/ Illegible
----------------------


                           /s/ Illegible
                           ---------------------------
                                  NOTARY PUBLIC

     THUS DONE AND PASSED in my office in Sulphur, Calcasieu Parish, Louisiana, on the 10th day of May, 1993, in the presence of [Illegible] and [Illegible], competent witnesses, who hereunto sign their names with the said Appearers and me, Notary, after due reading of the whole.

WITNESSES:


/s/ Illegible                     /s/ James P. Koehler
----------------------            ---------------------------
                                  JAMES P. KOEHLER


/s/ Illegible
----------------------

                           /s/ Illegible
                           ---------------------------
                                  NOTARY PUBLIC

Prepared and Furnished by
[Illegible]
Secretary of State

                     INITIAL REPORT BY DOMESTIC CORPORATIONS
           (To be filed when the Articles of Incorporation are filed)  [GRAPHIC]
                               (R.S. 1950, 12:101)

================================================================================

State of Louisiana

Parish of  CALCASIEU

To:  The Secretary of State
     Baton Rouge, Louisiana

Complying with R.S. 1950, 12:101, WINNER'S CHOICE TRUCK STOP, INC.
                                  --------------------------------
                                       (Name of  Corporation)

hereby makes its initial report as follows:

--------------------------------------------------------------------------------
Municipal Address or Location of its Registered Office
     2701 Maplewood Drive, Sulphur, LA 70663

--------------------------------------------------------------------------------
Name and Municipal Address or Location of Each Registered Agent
     Dennis R. Sumpter, 1003 S. Huntington, Sulphur, LA 70663

--------------------------------------------------------------------------------
Names & Addresses of the First Directors (if selected when articles are filed)
     Anthony J. Palermo, Sr., 2701 Maplewood Drive, Sulphur, LA 70663
     Joseph R. Palermo. Jr., 2701 Maplewood Drive, Sulphur, LA 70663
     James P. Koehler, P.O. Box 15, Aberdeen, South Dakota 57402-0015

                             Dated at Sulphur, LA, on the 11th, day of May, 1993


                                        /s/ Antony J. Palermo Sr.
                                        ----------------------------------------
                                        ANTONY J. PALERMO, SR.


                                        /s/ Joseph R. Palermo Jr.
                                        ----------------------------------------
                                        JOSEPH R. PALERMO, JR.


                                        /s/ James P. Koehler
                                        ----------------------------------------
                                        JAMES P. KOEHLER
                                        (To be signed by Each Incorporator)

================================================================================

                                                              (DOMESTIC/FOREIGN)

                     AFFIDAVIT OF ACCEPTANCE OF APPOINTMENT
                     --------------------------------------
                         BY DESIGNATED REGISTERED AGENT
                         ------------------------------
                                 ACT 769 OF 1987
                                 ---------------

To the State Corporation Department
State of Louisiana

STATE OF LOUISIANA
PARISH/COUNTY OF CALCASIEU

     On this 11th day of May, 1993, before me, a Notary Public in and for the State and Parish aforesaid, personally came and appeared DENNIS R. SUMPTER, who is to me known to be the person, and who, being duly sworn, acknowledged to me that he does hereby accept appointment as the Registered Agent of WINNER'S CHOICE TRUCK STOP, INC., which is a Corporation authorized to transact business in the State of Louisiana pursuant to the provisions of the Title 12, Chapter 1, 2, and 3.


                                                  /s/ Illegible
                                                  ------------------------------
                                                  REGISTERED AGENT

Subscribed and sworn to before
me on the day, month and year
first above set forth


/s/ Illegible
------------------------------------
NOTARY PUBLIC

NOTE: If the Agent is a Corporation authorized to act as an agent, then the affidavit must be executed by an officer of the corporation.

Issued by W. Fox McKeithen
Secretary of State
SS 388 (9/87)

------------------------------------------------------------------------------------------
 W. Fox McKeithen                      NOTICE OF CHANGE OF REGISTERED OFFICE
 Secretary of State                      AND/OR CHANGE OF REGISTERED AGENT
    [GRAPHIC]                                 (R.S. 12:104 & 12:236)
                     ---------------------------------------------------------------------
                        Domestic Corporation
                      (Business or Non-Profit)    Return to:  Corporation Division
                      Enclose $20.00 filing fee               P.O. Box 94125
                     Make remittance payable to               Baton Rouge, LA 70804 - 9125
                         Secretary of State                   Phone (504)925 - 4704
                          Do not send Cash
------------------------------------------------------------------------------------------

Corporation Name: Winner's Choice Truck Stop, Inc.

                     CHANGE OF LOCATION OF REGISTERED OFFICE

Notice is hereby given that the Board of Directors of the above named corporation has authorized a change in the location of the corporation's registered office. The new registered office is located at: 12121 S. Choctaw Drive, Baton Rouge, LA 70815


                                               /s/ GEORGE D. LOCKHART
                                               ---------------------------------
                                                   Authorized Representative
                                               GEORGE D. LOCKHART
                                               President
                                                             Title

I certify that I am the duly elected and qualified Secretary of the above named corporation, and that George D. Lockhart, the authorized representative whose name is subscribed herein was duly authorized to complete this Notice of Change of Location pursuant to a resolution adopted at a meeting of the Board of Directors of the above named corporation, duly convened.


                                               /s/ CLAUDE M. PENN, JR.
                                               ---------------------------------
                                                         Secretary
                                               CLAUDE M. PENN, JR.

                          CHANGE OF REGISTERED AGENT(S)

Notice is hereby given that the Board of Directors of the above named corporation has authorized the change of the corporation's registered agent(s).

The name(s) and address(es) of the new registered agent(s) is/are as follows:

     Jay J. Harris, HARRIS & PUGH, L.L.C., 1406 S. Range Avenue,
     Suite 2, Denham Springs, LA 70726


                           /s/ GEORGE D. LOCKHART
                           --------------------------------------
                           President, Vice President or Secretary
                                GEORGE D. LOCKHART, President

                AGENT AFFIDAVIT AND ACKNOWLEDGEMENT OF ACCEPTANCE

I hereby acknowledge and accept the appointment of registered agent(s) for and on behalf of the above named corporation.


                           /s/ JAY J. HARRIS
                           --------------------------------------
                           JAY J. HARRIS

                           --------------------------------------
                                     Registered Agent(s)

Sworn to and subscribed before me this 26th day of April, 1999.


                           /s/ CHARLOTTE A. PUGH
                           --------------------------------------
                                          Notary
                                     CHARLOTTE A. PUGH

--------------------------------------------------------------------------------

                        WINNER'S CHOICE TRUCK STOP, INC.
                             12121 S. Choctaw Drive
                          Baton Rouge, Louisiana 70815

                                  May 13, 1999

Ms. Helen J. Cumbo
State of Louisiana
Secretary of State
P.O. Box 94125
Baton Rouge, LA 70804-9125

     Re:  Winner's Choice Truck Stop, Inc.

Dear Ms. Cumbo:

     Pursuant to your correspondence dated May 7, 1999, a copy of which is attached, please be advised that the new officers of Winner's Choice Truck Stop, Inc. are as follows:

     President: George D. Lockhart
                12121 S. Choctaw Drive
                Baton Rouge, LA 70815

     Secretary: Claude M. Penn, Jr.
                12121 S. Choctaw Drive
                Baton Rouge, LA 70815

     Please note these new officers in the records of the Secretary of State and delete Ms. Jacqueline Palermo as a current officer of this corporation.

     We have enclosed the required filing fee of $20.00 payable to the Secretary of State for the revision of these records.

     Thanking you for your assistance in this matter, I am

                                                        Sincerely,


                                                        /s/ Claude M. Penn
                                                        ------------------------
                                                        Claude M. Penn, Jr.

Enclosure

                     AMENDMENT TO ARTICLES OF INCORPORATION
                     --------------------------------------
                                       OF
                                       --
                        WINNER'S CHOICE TRUCK STOP, INC.
                        --------------------------------

STATE OF LOUISIANA

PARISH OF LIVINGSTON

     BEFORE ME, the undersigned notary public, and in the presence of the two undersigned competent witnesses, personally came and appeared:

     George D. Lockhart and Claude M. Penn, Jr., the President and Secretary of Winner's Choice Truck Stop, Inc., respectively, duly authorized by a corporate resolution, herein appearing and acting for and on behalf of Winner's Choice Truck Stop, Inc., a corporation organized under the laws of the State of Louisiana, by act before Dennis R. Sumpter, Notary Public for the Parish of Calcasieu, State of Louisiana, who declared that, pursuant to the resolution of the shareholders of Winner's Choice Truck Stop, Inc., adopted at a meeting of the shareholders on the 23rd day of June, 1999, at the registered office of Winner's Choice Truck Stop, Inc., 12121 S. Choctaw Drive, Baton Rouge, Louisiana 70815, a certified copy of the minutes of which meeting are attached hereto, they now appear for the purpose of executing this act of amendment, as passed by the unanimous vote of all shareholders of Winner's Choice Truck Stop, Inc.

     And, appearers do further declare that it was resolved that Article I. of the Articles of Incorporation be amended to read as follows:

                                   ARTICLE I.

     The name and title of this corporation shall be Winner's Choice Casino, Inc., and under and by said name, unless sooner dissolved in accordance with law, it shall exist and continue, and shall have and enjoy corporate existence and succession in perpetuity, or such maximum period as may be authorized by the laws of Louisiana, during which time it shall have and possess all the powers, rights, and privileges which corporations are and may hereafter be authorized to have and possess under the constitution and laws of Louisiana."

     And, appearers, having requested me, notary, to duly make note of the aforesaid amendment in the form of this authentic act in order that the amendment may be promulgated and recorded, and become part of the Articles of Incorporation of Winner's Choice Casino, Inc., I, notary, do hereby so note said amendment and cause the same to be executed in authentic form as hereinabove set forth.

     THUS DONE AND PASSED at my office in the City of Denham Springs, Parish of Livingston, State of Louisiana, on the 23rd day of June, 1999 in the presence of the two undersigned competent witnesses, who signed with appearer, and me, notary, after reading of the whole.

WITNESSES:                                     WINNER'S CHOICE TRUCK STOP, INC.


/s/ Deborah M. Bond                            By: /s/ George D. Lockhart
---------------------                              -----------------------------
Deborah M. Bond                                    GEORGE D. LOCKHART, President


/s/ Cathy M. Ellis                             By: /s/ Claude M. Penn
---------------------                              -----------------------------
Cathy M. Ellis                                     CLAUDE M.PENN, JR., Secretary


                                /s/ Jay J. Harris
                          ----------------------------
                          JAY J. HARRIS, Notary Public

                      EXCERPT FROM THE MINUTES OF A MEETING
                      -------------------------------------
                                       OF
                                       --
                        WINNER'S CHOICE TRUCK STOP, INC.
                        --------------------------------

STATE OF LOUISIANA

PARISH OF EAST BATON ROUGE

     WHEREAS, it is necessary for the business of the corporation that George D. Lockhart, as President, and Claude M. Penn, Jr., as Secretary, of the corporation be authorized to execute an authentic notarial document amending the name of the corporation to that of Winner's Choice Casino, Inc.

     Upon motion duly made, seconded and unanimously carried by all shareholders of the corporation, it was:

     RESOLVED, that George D. Lockhart, as President, and Claude M. Penn, Jr., as Secretary, be and they are hereby authorized to execute an authentic notarial document amending the name of the corporation to that of Winner's Choice Casino, Inc.


                                                  /s/ George D. Lockhart
                                                  ------------------------------
                                                  GEORGE. D. LOCKHART, President

Attest:


/s/ Claude M. Penn
-----------------------------
CLAUDE M.PENN, JR., Secretary

                                   CERTIFICATE
                                   -----------

     I, Claude M. Penn, Jr., Secretary, certify that the above and foregoing are true minutes of a meeting of the shareholders of Winner's Choice Truck Stop, Inc., held on the 23rd day of June, 1999.


                                                   /s/ Claude M. Penn
                                                   -----------------------------
                                                   CLAUDE M.PENN, JR., Secretary

---------------------------------------------------------------------------------------
W. Fox McKeithen                  NOTICE OF CHANGE OF REGISTERED OFFICE
Secretary of State                  AND/OR CHANGE OF REGISTERED AGENT
   [GRAPHIC]                              (R.S. 12:104 & 12:236)
                     ------------------------------------------------------------------
                       Domestic Corporation       Return to: Corporation Division
                      (Business or Non-Profit)               P.O. Box 94125
                     Enclose $20.00 filing fee               Baton Rouge, LA 70804-9125
                     Make remittance payable to              Phone (504)925-4704
                         Secretary of State
                         Do not send cash
---------------------------------------------------------------------------------------

Corporation Name: Winner's Choice Casino, Inc.

                     CHANGE OF LOCATION OF REGISTERED OFFICE

Notice is hereby given that the Board of Directors of the above named corporation has authorized a change in the location of the corporation's registered office. The new registered office is located at:
                                                           ---------------------

--------------------------------------------------------------------------------


                            ----------------------------------------------------
                            To be signed by one (1) officer or two (2) directors

                            ----------------------------------------------------

                          CHANGE OF REGISTRED AGENT(S)

Notice is hereby given that the Board of Directors of the above named corporation has authorized the change of the corporation's registered agent(s).
The name(s) and address(es) of the new registered agent(s) is/are as follows:

Ian M. Stewart
1003 S. Hugh Wallis, Suite D
LaFayette, LA 70508


                                         /s/ Ian M. Stewart
                                         --------------------------------------
                                         President, Vice President or Secretary
                                         Ian M. Stewart, President

                AGENT AFFIDAVIT AND ACKNOWLEDGEMENT OF ACCEPTANCE

I hereby acknowledge and accept the appointment of registered agent(s) for and on behalf of the above named corporation.


                                         /s/ Ian M. Stewart
                                         --------------------------------------
                                                   Registered Agent(s)
                                         Ian M. Stewart

State of Virginia
County of NewKent

Sworn to and subscribed before me this 14th day of February, 2001


                                         /s/ Illegible
                                         --------------------------------------
                                                        Notary
                                         My Commission Expires, August, 31 2004

---------------------------------------------------------------------------------------
                                                      (See instructions on back)

------------------------------------------------------------------------------------------
W. Fox McKeithen                  NOTICE OF CHANGE OF REGISTERED OFFICE
Secretary of State                  AND/OR CHANGE OF REGISTERED AGENT
   [GRAPHIC]                              (R.S. 12:104 & 12:236)
                     ---------------------------------------------------------------------
                       Domestic Corporation
                     (Business or Non-Profit)     Return to: Commercial Division
                     Enclose $20.00 filing fee               P.O.Box 94125
                     Make remittance payable to              Baton Rouge, LA 70804-9125
                       Secretary of State                    Phone (225)925-4704
                       Do Not Send Cash                      Web Site: www.sec.state.la.us
------------------------------------------------------------------------------------------

Corporation Name: Winner's Choice Casino, Inc.

                     CHANGE OF LOCATION OF REGISTERED OFFICE

Notice is hereby given that the Board of Directors of the above named corporation has authorized a change in the location of the corporation's registered office. The new registered office is located at:
1003 S. Hugh Wallis, Suite D, Lafayette, LA 70508


                  /s/ Illegible                                         03/08/01
                  --------------------------------------------------------------
                  To be signed by one (1) officer or two (2) directors   Date

                  --------------------------------------------------------------
                                                                         Date

                          CHANGE OF REGISTRED AGENT(S)

Notice is hereby given that the Board of Directors of the above named corporation has authorized the change of the corporation's registered agent(s).
The name(s) and address(es) of the new registered agent(s) is/are as follows:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                               -------------------------------------------------
                                 President, Vice President or Secretary  Date

                AGENT'S AFFIDAVIT AND ACKNOWLEDGEMENT OF ACCEPTANCE

I hereby acknowledge and accept the appointment of registered agent(s) for and on behalf of the above named corporation.

                                                --------------------------------

                                                --------------------------------

Sworn to and subscribed before me the undersigned Notary Public, on this date:

------------------

                          ---------------------------
                                     Notary

------------------------------------------------------------------------------------------
                                                       (see instruction on back)

                          Winner's Choice Casino, Inc.
                               1003 S. Hugh Wallis
                                     Suite D
                           Lafayette, Louisiana 70508

                                  March 7, 2001

Secretary of State
CORPORATIONS DIVISION
Post Office Box 94125
Baton Rouge, Louisiana 70804-9125

     RE: Winner's Choice Casino, Inc.
         Change in Officers and Directors
         Charter No.: 34434718D

To Whom It May Concern:

     Please allow this letter to serve as notification of a change in the Officers and Directors of the Louisiana Business Corporation set forth above.

     The following officers and/or directors have resigned and/or have been removed from the corporation. As such, please amend your files to reflect their removal and resignation.

                               George D. Lockhart
                               Claude M. Penn, Jr.

     Additionally, the following individuals have been elected to the Board of Directors of the corporation. As such, please amend your files to reflect their election:

                                Jeffrey P. Jacobs
                                 Ian M. Stewart

     Finally, the following individuals have been elected to the respective offices set forth next to their names. As such, please amend your files to reflect their election:

               Ian M. Stewart    President
               Reid M. Smith     Executive Vice President, Secretary & Treasurer

     Thank you very much for your assistance with this matter.

                                           Very truly yours,


                                           /s/ Reid M. Smith
                                           -------------------------------------
                                           Reid M. Smith
                                           Executive Vice President

                              CHRISTOPHER G. YOUNG
                         A Professional Law Corporation
                                  Suite 2A-210
                                701 Metairie Road
                            Metairie, Louisiana 70005
                            Telephone (504) 828-6900
                            Facsimile (504) 831-9930

                                 March 13, 2001

VIA FACSIMILE TRANSMISSION
--------------------------
(225) 922-0435
ATTN: Ms. Yvonne
CORPORATIONS DIVISION
Secretary of State
Baton Rouge, Louisiana

     RE: Houma Truck Plaza & Casino, L.L.C.
         Charter No.:34802608K

         Winner's Choice Casino, Inc.
         Charter No.: 34434718D

Dear Ms. Yvonne.

     In accordance with our telephone discussion earlier today, following you will find the addresses of the new members and managing agents of the limited liability company set forth above:

Name                Address                          Position
----                -------                          --------

Jeffrey P. Jacobs   1001 N U.S. Highway One #170     Member
                    Jupiter, Florida 33477

Richard E. Jacobs   12700 Lake Road                  Member
                    Lakewood, Ohio 44107

Ian M. Stewart      9258 Hunt Club Lane              Managing Agent
                    Mechanicsville, Virginia 23111

Reid M. Smith       5313 Golf Villa                  Managing Agent
                    Glenn Allen Virginia 23059

Page Two
ATTN: Ms. Yvonne
March 13, 2001

     Also enclosed find a copy of corporate of documents of Winner's Choice Casino, Inc., a Louisiana Business Corporation, which were filed with your office at the same time the Houma Truck Plaza & Casino, LLC documents were submitted. Would you kindly provide the same addresses to the appropriate person in your office?

     Should you need any additional information, please do not hesitate to contact me.

     Thank you very much for your assistance

                                  Very truly yours,


                                  /s/ Christopher G. Young
                                  ------------------------
                                  Christopher G. Young

CGY/ted

Documents Included

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W.Fox McKeithen               DOMESTIC CORPORATION
Secretary of State                ANNUAL REPORT
   [GRAPHIC]
                                For Period Ending
                                   May 17, 2001

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Mailing Address Only  (INDICATE ANY CHANGES BELOW)        (INDICATE ANY CHANGES BELOW)
  34434718 D                                  163    Registered Office Address in Louisiana
  WINNER'S CHOICE CASINO, INC.                       (Do Not Use P.O. Box)
  C/O IAN M. STEWART                                 1003 S. HUGH WALLIS, STE. D
  1003 S. HUGH WALLIS, STE. D                        LAFAYETTE, LA 70508
  LAFAYETTE, LA 70508
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                                                     Federal Tax ID Number    Issued Shares

                                                          72-1227314
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Our records indicate the following registered agents for the corporation.
Indicate any changes or deletions below. All agents must have a Louisiana address. Do not use a P.O. Box. New registered agents require a notarized signature.

  IAN M. STEWART
      1003 S. HUGH WALLIS, STE. D/LAFAYETTE, LA 70508

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I hereby accept the appointment of registered        Sworn to and subscribed before me on May 3, 2001
agent(s).


/s/ Ian M. Stewart                                   /s/ Illegible
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                                                     My Commission expires: 8/31/04
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Our records indicate the following officers or directors for the corporation.
Indicate any changes or deletions below. If additional space is needed, attach an addendum. Include addresses. Do not use a P.O. Box. Indicate all offices held by each individual listed.

  IAN M. STEWART                                 PRES/DIR
      9258 HUNT CLUB LANE/MECHANICSVILLE, VA 23111

  REID M. SMITH                                  VICE PRES/SECT/TREAS
      5313 GOLF VILLA/GLENN ALLEN, VA 23059

  JEFFREY P. JACOBS                              DIR
      1001 N. U.S. HIGHWAY ONE #170/JUPITER , FL 33477

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                                                                             2001 MAY 14 AM 9:20
                                                                             SECRETARY OF STATE
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       To be signed by one officer or two directors.   Title          Phone                 Date


SIGN-- /s/ Ian M. Stewart                            PRESIDENT     (804)966-7223            5/3/01
       --------------------

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                                                     Return by: May 17, 2001                  CHECK
       Enclose filling fee of $25.00                                                          IF NO
Make remittance payable to Secretary of State               to: Commercial Division          CHANGE
                                                                P.O. Box 94125
            Do Not Send Cash                                    Baton Rouge, LA 70894-9125   (    )
       web site: www.sec.state.la.us                            Phone (225) 925-4704
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                        UNSIGNED REPORTS WILL BE RETURNED